Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of May 7, 2013 by and between Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), and ABRY Broadcast Partners II, L.P., a Delaware limited partnership, and ABRY Broadcast Partners III, L.P., a Delaware limited partnership (collectively, the “Sellers”).

RECITALS

WHEREAS, the Sellers own 3,865,384 shares of the Company’s Class B common stock as of the date hereof;

WHEREAS, each share of Class B common stock is convertible into one share of Class A common stock (the “Common Stock”) at any time at the option of the Sellers, and each of the Sellers has agreed to transfer, assign, sell, convey and deliver a portion of the shares of Common Stock to the Company on the terms and conditions set forth in this Agreement;

WHEREAS, the Company has agreed to repurchase a portion of the shares of Common Stock held by the Sellers at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

WHEREAS, the Sellers and the Company have commenced an underwritten public offering (the “Public Offering”) of certain shares of Common Stock held by the Sellers (the “Underwritten Shares”);

WHEREAS, the board of directors of the Company (the “Board”) has authorized, contingent upon the consummation of the Public Offering, the repurchase of shares of Common Stock having an aggregate purchase price of up to $25.0 million directly from the Sellers; and

WHEREAS, the Board has approved the Repurchase and related transactions that may be required in connection with the Repurchase.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Repurchase.

(a) At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b), each Seller shall transfer, assign, sell, convey and deliver to the Company, and the Company shall purchase from such Seller, the number of shares of Common Stock set forth opposite such Seller’s name on Schedule A hereto (collectively, the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be equal to the per share price at which the Sellers sell the Underwritten Shares to the underwriters in the Public Offering (the “Per Share Purchase Price”).

(b) The obligations of the Company to purchase the Repurchase Shares shall be subject to the closing of the Public Offering pursuant to that certain Underwriting Agreement, dated as of May 1, 2013, by and among the Company, the Sellers and the underwriters named therein (the “Underwriting Agreement”).

(c) The closing of the sale of the Repurchase Shares (the “Closing”) shall take place on the same day as the closing of the Public Offering at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, the Sellers shall deliver to the Company, or as otherwise instructed by the Company, a duly executed stock power relating to the Repurchase Shares, and the Company agrees to deliver to each of the Sellers, by wire transfer of immediately available funds, an amount equal to the product of the Per Share Purchase Price multiplied by the aggregate number of Repurchase Shares of the respective Seller as set forth on the attached Schedule A.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement, and for the purchase of the Repurchase Shares by the Company hereunder, have been obtained.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries.

(d) Both immediately prior to and after giving effect to the Repurchase, (i) the Company and its subsidiaries shall be Solvent (as defined below) and (ii) the fair value and present fair saleable value of the Company’s assets exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) by an amount that exceeds the Company’s statutory capital. For purposes of this Agreement, the term “Solvent” means that, as of the applicable time of determination, the Company and its subsidiaries, taken as a whole, (A) are able to pay their respective debts as they become due; (B) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (C) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its subsidiaries.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers hereby represents and warrants to the Company (as to itself only) that:

(a) Such Seller is duly organized and validly existing under the laws of State of Delaware. Such Seller has full right, power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, including the sale, assignment, transfer and delivery of the Repurchase Shares to be sold by such Seller hereunder. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained.

(b) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Seller pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller, including any of the Repurchase Shares, is subject, (ii) result in any violation of the provisions of the organizational documents of such Seller or (iii) result in the violation of any law or statute applicable to such Seller or any judgment, writ, injunction, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Seller.

(d) As of the date hereof, such Seller has, and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing will have, valid title to its Repurchase Shares free and clear of all liens or other encumbrances (other than any lien or encumbrance arising as a result of the Company’s ownership of any such shares).

(e) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledge that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Sellers. Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that the conditions in paragraph 1(b) of this Agreement have not been satisfied within 10 business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

c/o ABRY Partners II, LLC

111 Huntington Avenue, 29th Floor

Boston, Massachusetts 02199

Attn: Jay Grossman and Brent Stone

To the Company:

Nexstar Broadcasting Group, Inc.

5215 N. O’Connor Boulevard, Suite 1400

Irving, Texas 75039

Attn: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by each of the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l) Expenses. Each of the Company and the Sellers acknowledge and agree that expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the reasonable fees and disbursements of counsel to the Sellers in connection herewith) shall be governed by Section 2.7 in that certain Stockholders’ Agreement among Nexstar Broadcasting Group, Inc., ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P., Perry A. Sook and the other stockholders named therein.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ Elizabeth Ryder
Name: Elizabeth Ryder
Title: Vice President, General Counsel and Secretary

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Chief Financial Officer

Sellers:

ABRY BROADCAST PARTNERS II, L.P.
By:	ABRY Capital, L.P.
Its:	General Partner
By:	ABRY Holdings, LLC
Its:	General Partner
By:	ABRY Holdings, Co.
Its:	Sole Member
By:	/s/ Jay Grossman
Name: Jay Grossman
Title: Authorized Signatory

ABRY BROADCAST PARTNERS III, L.P.
By:	ABRY Equity Investors, L.P.
Its:	General Partner
By:	ABRY Holdings III, LLC
Its:	General Partner
By:	ABRY Holdings III, Co.
Its:	Sole Member
By:	/s/ Jay Grossman
Name: Jay Grossman
Title: Authorized Signatory

[Signature Page to Stock Repurchase Agreement]

Schedule A

SELLER	SHARES TO BE SOLD	AGGREGATE PURCHASE PRICE
ABRY Broadcast Partners II, L.P	158,141	$3,645,150.05
ABRY Broadcast Partners III, L.P	207,243	$4,776,951.15